INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the  Registrant  August 13, 2001 [X]
Filed by a Party other than the Registrant   [_]
Check the appropriate box:
[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[X]      Soliciting Material Under Rule 14a-12

                                   Texaco Inc.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[_]    Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11.
       (1) Title of each class of securities to which transaction applies:

       (2)    Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       (4)    Proposed maximum aggregate value of transaction:

       (5)    Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0_11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid:

       (2)    Form, Schedule or Registration Statement No.:

       (3)    Filing Party:

       (4)    Date Filed:


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     Except for the historical and present factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the merger such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the possibility that the anticipated benefits from the merger cannot be fully realized, the possibility that costs or difficulties related to the integration of our businesses will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of Chevron's and Texaco's reports filed with the SEC.

     Chevron has filed a Registration Statement on Form S-4, and several amendments thereto, with the SEC containing a preliminary joint proxy statement/prospectus regarding its proposed merger transaction with Texaco. The information contained in these preliminary filings is not complete and may be changed. Investors are urged to read the definitive joint proxy statement/ prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. The definitive joint proxy statement/prospectus will be sent to the stockholders of Chevron and Texaco seeking their approval of the proposed transaction. In addition, you may obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. Also, you may obtain documents filed with the SEC by Chevron free of charge by requesting them in writing from Chevron Corporation, 575 Market Street, San Francisco, CA 94105, Attention: Corporate Secretary, or by telephone at (415) 894-7700. You may obtain documents filed with the SEC by Texaco free of charge by requesting them in writing from Texaco Inc., 2000 Westchester Avenue, White Plains, New York 10650, Attention: Secretary, or by telephone at (914) 253-4000.

     Chevron and Texaco, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Chevron and Texaco in connection with the merger. Information about the directors and executive officers of Chevron and their ownership of Chevron stock is set forth in the proxy statement for Chevron's 2001 annual meeting of stockholders. Information about the directors and executive officers of Texaco and their ownership of Texaco stock is set forth in Texaco's 2000 Annual Report on Form 10-K filed with the SEC on March 26, 2001. Investors may obtain additional information regarding the interests of such participants by reading the definitive joint proxy statement/prospectus when it becomes available.

                                      * * *

[Joint Press Release Issued by Chevron Corporation and Texaco Inc. on August 10, 2001]

              CHEVRON AND TEXACO SET OCTOBER 9 STOCKHOLDER MEETINGS
              -----------------------------------------------------
                           TO VOTE ON PROPOSED MERGER
                           --------------------------

FOR IMMEDIATE RELEASE: FRIDAY, AUGUST 10, 2001.
----------------------------------------------

     SAN FRANCISCO, CALIF. and WHITE PLAINS, N.Y., Aug. 10, 2001 -- Chevron Corp. and Texaco Inc. today announced they have scheduled special stockholder meetings for Oct. 9, 2001 with a record date of August 20, 2001, to vote on their previously announced merger.
     The date of the stockholder meetings, as well as other merger-related information (including disclosure of a new New York Stock Exchange ticker symbol
- CVX - to be used by the combined company), is contained in a filing made by Chevron today with the U.S. Securities and Exchange Commission.
     Assuming affirmative stockholder votes, and receipt of federal and state regulatory approvals in the meantime, the companies intend to complete their merger the same day as the stockholder meetings.
     The companies, which have certified their compliance with the U. S. Federal Trade Commission staff's requests for information, have not yet received FTC approval or the approvals of several states to complete the merger. The purpose of scheduling their respective stockholder votes is to ensure their ability to promptly complete the merger after receiving the required regulatory approvals.
     In today's filing, the companies also outlined asset dispositions they anticipate will be required by the FTC as a condition of not challenging the merger. These anticipated dispositions involve Texaco's investments in its U. S. refining and marketing affiliates, Equilon and Motiva, as well as other Texaco interests in U. S. natural gas processing and transportation facilities, and a portion of general aviation fuel marketing.
     Since announcing the merger on October 16, 2000, the companies have said that they anticipated certain divestitures, including Texaco's U.S. downstream interests, would be required. Both companies have also expressed a desire to complete the merger within a 12-month timeframe.

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     Once established, ChevronTexaco will rank among the world's largest energy companies and will become the second largest based in the United States.

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